Exhibit 5.1

November 9, 2023

LiveRamp Holdings, Inc.

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

Re:     Registration Statement on Form S-3 (File No. 333-262790)

Ladies and Gentlemen:

I am acting as counsel to LiveRamp Holdings, Inc., a Delaware corporation (the “Company”) in connection with the registration of 38,643 shares of the Company’s Common Stock, par value $0.10 per share (the “Shares”), all of which will be sold by a certain selling stockholder (the “Selling Stockholder”), pursuant to the above-referenced Registration Statement on Form S-3, as may be amended and supplemented from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In my capacity as counsel for the Company in connection with the registration of the Shares, I have examined the Registration Statement and originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purposes of rendering this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

I render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any state or jurisdiction other than, the Delaware General Corporation Law, which includes the statutory provisions thereof, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and the federal laws of the United States of America.

Based upon the foregoing, I am of the opinion that the Shares to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto. In giving my consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Jerry C. Jones
Jerry C. Jones
EVP, Chief Ethics and Legal Officer and Secretary